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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39528) pertaining to the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan of Silicon Laboratories Inc. of our report dated July 26, 2000, with respect to the financial statements of Krypton Isolation, Inc. for the years ended April 30, 2000 and 1999 which is included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


Austin, Texas
September 7, 2000